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                                                                       EXHIBIT 3

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them to a statement on Schedule 13D with respect to the Class A Common Stock, $.01 par value, of Cumulus Media Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

         IN WITNESS THEREOF, the undersigned have executed this Joint Filing Agreement as of the 27th day of August, 2002.

                                     DBBC of Georgia, L.L.C.


                                     By:      /s/ LEWIS W. DICKEY, JR.
                                         ---------------------------------------
                                     Name:  Lewis W. Dickey, Jr.
                                     Title:  President



                                     DBBC, L.L.C.


                                     By:      /s/ LEWIS W. DICKEY, JR.
                                         ---------------------------------------
                                     Name:  Lewis W. Dickey, Jr.
                                     Title:  President



                                        /s/ LEWIS W. DICKEY, JR.
                                     -------------------------------------------
                                     Lewis W. Dickey, Jr.